EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Vision-Sciences, Inc. (the “Company”) for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Howard I. Zauberman, President and Chief Executive Officer (Principal Executive Officer) of the Company, and Keith J. C. Darragh, VP, Finance (Principal Financial Officer and Principal Accounting Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 30, 2014	/s/ Howard I. Zauberman Howard I. Zauberman President and Chief Executive Officer (Principal Executive Officer)

Dated: May 30, 2014	/s/ Keith J. C. Darragh Keith J. C. Darragh Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)